                   POLICY MANAGEMENT SYSTEMS CORPORATION

CONTACT: Jim O'Brien
         Manning, Selvage & Lee
         212-213-7005


                        PMSC COMPLETES AUDIT OF ITS
                     JUNE 30, 1993 FINANCIAL STATEMENTS

    Columbia, South Carolina, February 22, 1994 -- Policy Management Systems Corporation (NYSE: PMS) today reported that, as a result of a special audit of its balance sheet as of December 31, 1992, it was restating its previously reported retained earnings at that date from $267.7 million to $272.8 million, an increase of $5.1 million bringing total Stockholders' Equity to $579.1 million as of December 31, 1992. For the six-month period ended June 30, 1993, PMSC reported revenues of $235.9 million and a net loss, after giving effect to the charges described below, of $60.4 million ($2.62 per share). PMSC generated positive cash flow from operations of $38.3 million for the first half of 1993.
    The net loss for the six-month period was impacted by various large special and other unusual charges. PMSC established special pre-tax impairment and restructuring charges during the six-month period of $80.7 million (after taxes, $65.0 million or $2.81 per share) principally related to its health insurance systems business. Additionally, as previously reported, the Company recorded charges related to early project terminations, the deductible under the Company's Directors' and Officers' liability insurance policy in response to shareholder litigation, cost overruns on certain projects and other charges arising from the Company's previously disclosed internal investigation of its accounting practices. These additional pre-tax charges aggregate approximately $18.1 million (after taxes $11.2 million, or $.48 per share).
    PMSC stated that it is reporting these results following completion of a previously announced special audit of PMSC's financial statements by Coopers & Lybrand. Based on the results of the audit, PMSC increased its retained earnings as of December 31, 1992 to reflect the prior period, after-tax adjustments summarized below:
                                              (In Thousands)
       - Elimination of revenue related
         to a contingent contract that
         was cancelled                        $(    820)

       - Deferral of revenues due to changes
         in timing of revenue recognition      (  8,408)

       - Reduction of expenses due to
         capitalization of certain software
         costs                                   18,863

       - Recognition of expenses due to
         changes in timing of expense
         accrual                               (  1,622)

       - Reserve for losses on certain
         services contracts                    (  5,536)

       - Reduction of current income tax
         liability due to previously
         unrecorded tax credits                   2,580

            TOTAL after-tax adjustments       $   5,057

    The current uncertainty surrounding the issue of national health care reform has caused PMSC's health insurance customers to postpone their investment in information systems until the ultimate outcome of reform is clear. As a result, PMSC recorded a pre-tax charge, principally non-cash, of $80.1 million to reduce the carrying value of PMSC's health insurance assets and to reserve for the costs of restructuring this business. The Company also recorded other pre-tax restructuring charges of $.6 million.
    G. Larry Wilson, Chairman of the Board and Chief Executive Officer of PMSC, stated, "We are pleased that the exhaustive special audit process covering December 31, 1992 and the first six months of 1993 is now complete. At February 18, 1994, PMSC had over $160 million in cash and marketable securities and approximately $9 million in debt. With our strong balance sheet and the recently announced changes in our senior management team, we believe PMSC is well positioned to meet the challenges and opportunities of the future."
    Commenting on current operations, Mr. Wilson said, "The Property and Casualty Group is performing well and its customer base continues to expand. We have continued to invest in the development of Series III systems to meet the growing needs of our customers for client-server technology. Our Total Policy Management Outsourcing area has added several important contracts recently. While the changes and uncertainty created by health care reform proposals continue to adversely affect the health insurance systems business, we believe that the restructuring of this group will better enable it to redirect its strategic focus to a post-reform environment."

    "The Company is pleased with the rapid integration of the recently acquired CYBERTEK business into our life group. PMSC has implemented a strategy designed to accelerate the integration of the CYBERTEK product line with PMSC's Series III platform and applications," Mr. Wilson added.
    Coopers & Lybrand has been engaged to perform 1992 and 1993 audits, and Ernst & Young has agreed to perform procedures to determine whether it can reissue its audit reports on the 1990 and 1991 financial statements. Previous audit reports covering 1990 and 1991 issued by Ernst & Young and the audit report covering 1992 issued by Arthur Andersen have been withdrawn. These audits and the audit for the remainder of 1993 will be completed as soon as possible. When these audits are complete, PMSC intends to file amended 10-Q's, as necessary, and bring its remaining SEC filings up-to-date, which will permit the resumption of period-to-period comparisons of its results of operations.
    Mr. Wilson said, "The Company is grateful for the continued strong support of our customers and long-term investors and for the dedication of our employees. We are encouraged about the future."
    PMSC, headquartered in Columbia, South Carolina, has more than 4,400 employees worldwide and is a leading provider of application software, related automation support and information services designed to meet the needs of the global insurance industry.



Financial statements are attached.

                           FINANCIAL INFORMATION

                   POLICY MANAGEMENT SYSTEMS CORPORATION
                   CONSOLIDATED STATEMENT OF OPERATIONS

                                                   Six Months Ended
                                                     June 30, 1993
                                                      (In Thousands,
                                                    Except Per Share Data)

Revenues:
  Licensing.....................................        $ 42,955
  Services......................................         192,968
                                                         235,923

Costs and Expenses:
  Employee compensation and benefits............          84,255
  Computer and communications expenses..........          20,921
  Information services and
    data acquisition costs......................          62,019
  Other operating costs and expenses............          70,143
  Impairment and restructuring charges..........          80,733
                                                         318,071

Operating loss..................................         (82,148)

Investment income, net..........................           7,941

Loss before income tax benefit..................         (74,207)

Income tax benefit..............................          13,784


Net loss........................................        $(60,423)


Net loss per share..............................        $(  2.62)





                      POLICY MANAGEMENT SYSTEMS CORPORATION
                           CONSOLIDATED BALANCE SHEETS

                                                                                          (As Restated)
                                                                               June 30,    December 31,
                                                                                 1993          1992
                                                                                    (In Thousands,
Assets                                                                             Except Share Data)
Current assets:
  Cash and equivalents.....................................................    $ 65,925    $ 31,959
  Marketable securities....................................................     117,634     206,562
  Receivables, net of allowance for uncollectible amounts
     of $2,697 ($1,630 at 1992)............................................      91,651      86,684
  Income tax receivable....................................................      17,982       2,891
  Deferred income taxes....................................................       6,757       8,083
  Other....................................................................       9,679       9,659
     Total current assets..................................................     309,628     345,838

Property and equipment.....................................................     142,313     131,696
Receivables................................................................       6,135      22,252
Intangibles................................................................      51,152     100,792
Capitalized software costs.................................................      96,710      99,414
Deferred income taxes......................................................      18,054       2,580
Other......................................................................       3,188       6,295
           Total assets....................................................    $627,180    $708,867

Liabilities
Current liabilities:
  Accounts payable and accrued expenses....................................    $ 39,591    $ 36,151
  Accrued restructuring and lease termination costs........................      10,596         -
  Accrued contract termination costs.......................................       6,177       5,030
  Current portion of long-term debt........................................       2,867       3,670
  Income taxes payable.....................................................          45         -
  Unearned revenues........................................................       8,747      11,361
  Other....................................................................       1,262       3,646
     Total current liabilities.............................................      69,285      59,858

Long-term debt.............................................................       5,981       6,001
Deferred income taxes......................................................      59,645      56,112
Accrued restructuring and lease termination costs..........................      19,100         -
Other......................................................................       1,864       7,820
     Total liabilities.....................................................     155,875     129,791

Commitments and contingencies (Note 5)

Stockholders' Equity
Special stock, $.01 par value, 5,000,000 shares authorized.................         -           -
Common stock, $.01 par value, 75,000,000 shares authorized,
   22,589,792 shares issued and outstanding (23,524,197 at 1992)...........         226         235
Additional paid-in capital.................................................     260,870     307,906
Retained earnings..........................................................     212,343     272,766
Foreign currency translation adjustment....................................      (2,134)     (1,831)

     Total stockholders' equity............................................     471,305     579,076

        Total liabilities and stockholders' equity.........................    $627,180    $708,867




                      POLICY MANAGEMENT SYSTEMS CORPORATION
            CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY



                                                                         Addi-              Foreign
                                                                         tional             Currency
                                                              Common     Paid-In  Retained  Translation
                                                              Stock      Capital  Earnings  Adjustment    Total
                                                                                   (In Thousands)
Balance, December 31, 1992, as previously reported.........    $235      $307,906 $267,709   $(1,831)   $574,019
Effect of restatement attributable to
    prior years............................................      -           -       5,057       -         5,057
Balance, December 31, 1992, as restated....................     235       307,906  272,766    (1,831)    579,076

Net loss...................................................      -           -     (60,423)      -       (60,423)
Stock options exercised (21,127 shares)....................      -          1,036     -          -         1,036
Repurchase of 970,668 shares of common stock...............      (9)      (48,651)    -          -       (48,660)
Issuance of stock to employee benefit plan (15,136 shares).      -            579     -          -           579
Foreign currency translation adjustment....................      -           -        -         (303)       (303)

Balance, June 30, 1993.....................................    $226      $260,870 $212,343   $(2,134)   $471,305





                   POLICY MANAGEMENT SYSTEMS CORPORATION
                   CONSOLIDATED STATEMENT OF CASH FLOWS


                                                            Six Months Ended
                                                              June 30, 1993
                                                              (In Thousands)
Operating Activities
  Net loss..........................................            $(60,423)
  Adjustments to reconcile net loss to net
   cash provided by operating activities:
    Depreciation and amortization...................              33,947
    Deferred income taxes...........................             (13,776)
    Gain on sale of marketable securities...........              (3,034)
    Provision for uncollectible accounts............               1,067
    Impairment charges..............................              54,890
  Changes in assets and liabilities:
    Restructuring charges...........................              25,843
    Receivables.....................................              10,048
    Income tax receivable...........................             (13,426)
    Accounts payable and accrued expenses...........               4,881
  Other, net........................................              (1,670)
       Cash provided by operations..................              38,347

Investing Activities
  Proceeds from sales/maturities of marketable
   securities, net..................................             230,849
  Purchases of marketable securities, net...........            (142,672)
  Acquisition of property and equipment.............             (32,923)
  Capitalized internal software development costs...             (11,544)
  Purchased software................................              (3,275)
  Proceeds from disposal of property and equipment..               8,935
  Business acquisition..............................              (2,840)
       Cash provided by investing activities........              46,530

Financing Activities
  Payments on long-term debt........................              (3,678)
  Issuance of common stock under stock
   option plans.....................................                 674
  Issuance of common stock to employee benefit plan.                 579
  Repurchase of outstanding common stock............             (48,660)
       Cash used for financing activities...........             (51,085)

Effect of exchange rate changes on cash.............                 174
Net increase in cash and equivalents................              33,966
Cash and equivalents at beginning of period.........              31,959
Cash and equivalents at end of period...............            $ 65,925

Noncash Activities
  Long-term debt arising from and assumed in
   connection with business acquisition.............            $  2,987

Supplemental Information
  Interest paid.....................................                 381
  Income taxes paid.................................              11,688




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